FIRST AMENDMENT TO
CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of September 29, 2025, by and among United Homes Group, Inc., a Delaware corporation (“Holdings”), Great Southern Homes, Inc., a South Carolina corporation (“Borrower”), Kennedy Lewis Agency Partners LLC, as administrative agent for the Lenders and as collateral agent for the Secured Parties (in such capacity, including any successors thereto, the “Administrative Agent”), and the lenders from time to time party thereto (including any successors and assigns, individually and collectively as the context may require, each a “Lender” and collectively, the “Lenders”) from time to time party thereto.
RECITALS
A.    Borrower, Administrative Agent, and Lenders have entered into that certain Credit Agreement dated as of December 11, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and as amended hereby, the “Credit Agreement”).
B.    The Lenders have extended credit to Borrower for the purposes permitted in the Existing Credit Agreement.
C.    Borrower has requested that Administrative Agent and Lenders amend the Existing Credit Agreement as more fully set forth herein.
D.    Administrative Agent and Lenders have agreed to so amend certain provisions of the Existing Credit Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
    NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Credit Agreement.
2.    Amendment.
2.1    Amendments to Credit Agreement. Upon the occurrence of the First Amendment Effective Date (as hereafter defined), the Existing Credit Agreement is hereby amended as follows:
(a)    Section 1.1 of the Existing Credit Agreement is hereby amended to amend and restate the definition of “Make-Whole Premium” in its entirety as follows: an amount determined by the Borrower and the Required Lenders (with written notice to the Administrative Agent) equal to the excess, if any, of (a) the sum of (i) 102% of the principal amount of the Term Loans being repaid, prepaid or that has become or is declared accelerated (or is deemed automatically accelerated) pursuant to Section 9.2 or otherwise, or in respect of which such claim in an Insolvency Proceeding has arisen, plus (ii) the present value of all required payments of interest on such Term Loans being prepaid, repaid or that has become or is declared accelerated, from the Settlement Date through the second anniversary of the Closing Date, which present value shall be calculated using a discount rate equal to the Treasury Rate plus 50 basis points (excluding accrued but unpaid interest to the date of such repayment, prepayment or acceleration), over (b) the principal amount of such Term Loans being prepaid, repaid or accelerated as of the day of determination; provided that, in no case shall the Make-Whole Premium be less than zero. For the avoidance of doubt, such amount shall be payable whether before or after an Event of Default or acceleration of the Term Loans; it being understood that the Administrative Agent shall bear no responsibility for determining the Make-Whole Premium;
(b)    Section 2.6(g) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows: No amount of outstanding Term Loans shall be prepaid by the Borrower pursuant to Section 2.6(b), (c) or (d) unless the Borrower pays to the Administrative Agent (for the ratable benefit of the Lenders), contemporaneously with the prepayment of such Term Loans, a prepayment fee equal to the Applicable Premium; provided, that, solely in connection with any prepayment pursuant to Section 2.6(d), the Applicable Premium shall be reduced by 50% of the amount then due and payable on the date of such prepayment; and
(c)    Section 7.1(d) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows: Permit the Debt Service Coverage Ratio of Holdings and its Subsidiaries calculated on the last day of any Fiscal Quarter of Holdings (beginning with the Fiscal Quarter ended September 30, 2024) ending as of the last day of any Fiscal Quarter (i) through December 31, 2025 to be less than 1.35 to 1.00 and (ii) thereafter to be less than 1.50 to 1.00; provided, however, with respect to this Section 7.1(d), Holdings and its Subsidiaries shall be permitted up to two (2) instances from and after the Closing Date through December 31, 2025 to allow the Debt Service Coverage Ratio (as determined on the last day of each Fiscal Quarter) to be less than 1.35 to 1.00 but greater than or equal to 1.20 to 1.00.
3.    Illustrative Calculations. For illustrative purposes, Exhibit I sets forth example calculations of the Applicable Premium based on certain illustrative assumed values set forth in such exhibit.
4.    Limitation of Amendment.
4.1    This Amendment is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Administrative Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.
4.2    From and after the date hereof, the term “Loan Documents” in the Credit Agreement shall include, without limitation, this Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith and shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect. This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Credit Agreement or any other Loan Document
5.    Representations and Warranties. To induce Administrative Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Administrative Agent and each Lender as follows:
5.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Default or Event of Default has occurred and is continuing;
5.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Credit Agreement, as amended by this Amendment;
5.3    The Operating Documents of Borrower, as applicable, delivered to Administrative Agent and Lenders on or since the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
5.4    The execution and delivery by Borrower of this Amendment and the performance by

Borrower of its obligations under the Credit Agreement, as amended by this Amendment, have been duly authorized;
5.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Credit Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the Operating Documents of Borrower;
5.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Credit Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
5.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.    Conditions Precedent. This Amendment shall become effective as of the date (the “First Amendment Effective Date”) when the following conditions shall have been satisfied (or waived by the Administrative Agent and Lenders in writing, which waiver may be concurrent with the satisfaction of the other conditions specified below):
6.1    the Administrative Agent and Lenders shall have received from each Holdings, Borrower, the Administrative Agent and each Lender an executed counterpart hereof;
6.2    the Administrative Agent shall have received from Rosewood Communities, Inc. an executed counterpart of that certain Assumption Agreement dated as of the date hereof;
6.3    all fees and expenses in connection with this Amendment or otherwise required to be reimbursed under the terms of the Credit Agreement (including reasonable out-of-pocket legal fees and expenses) payable by the Borrower to the Administrative Agent and/or the Lenders shall have been paid; and
6.4    no Default or Event of Default shall have occurred and be continuing, or would result from, the consummation of the transactions contemplated by this Amendment.
7.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
8.    Miscellaneous. Sections 11.10, 11.13, 11.14 and 11.16 of the Credit Agreement are hereby incorporated by reference herein and made a part hereof mutatis mutandis.
9.    Release. Borrower hereby ratifies, reaffirms and acknowledges that the Loan Documents represent their valid, enforceable and collectible obligations, and that it has no existing claims, defenses (personal or otherwise) or rights of setoff with respect thereto. Borrower hereby releases Administrative Agent, each Lender and each of their respective parent corporations, subsidiaries and affiliates, any holder of or participant in the Loan, and each of their respective present and former officers, directors, shareholders, representatives, consultants, attorneys, employees and agents thereof, and their respective heirs, personal representatives, successors and assigns (collectively, the “Released Parties”), from any and all claims, liabilities, damages, actions and causes of action of every nature or character (collectively, the “Claims”), known or unknown, whether direct or indirect, at law or in equity, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, or that may hereafter arise with respect to acts or omissions occurring prior to such date, relating to the Loan, the administration of the Loan or the modifications described herein.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

GREAT SOUTHERN HOMES, INC.

By: /s/ Keith Feldman

Name: Keith Feldman

Title: Chief Financial Officer

HOLDINGS:

UNITED HOMES GROUP, INC.

By: /s/ Keith Feldman

Name: Keith Feldman

Title: Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

ADMINISTRATIVE AGENT:

KENNEDY LEWIS AGENCY PARTNERS LLC
By: Kennedy Lewis Management LP, its Manger

By: /s/ Anthony Pasqua

Name: Anthony Pasqua

Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

LENDERS:

KENNEDY LEWIS CORE LENDING CALSTRS FUND LP - CO - INVESTMENT SERIES, as a Lender
By: Kennedy Lewis Management LP, its Investment Advisor

By: /s/ Anthony Pasqua

Name: Anthony Pasqua

Title: Authorized Signatory

KENNEDY LEWIS CORE LENDING CALSTRS FUND LP - CORE LENDING SERIES, as a Lender
By: Kennedy Lewis Management LP, its Investment Advisor

By: /s/ Anthony Pasqua

Name: Anthony Pasqua

Title: Authorized Signatory

KLCC SPV GS1 LLC, as a Lender
By: Kennedy Lewis Capital Holdings LLC, its Investment Advisor

By: /s/ Anthony Pasqua

Name: Anthony Pasqua

Title: Authorized Signatory